Exhibit 10.10

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made this 19th day of April, 2024 by and among Global Technology Acquisition I Sponsor LP, a Cayman Islands exempted limited partnership (“Seller”), HCG Opportunity II, LLC, a Delaware limited liability company (“Purchaser”), and Global Technology Acquisition Corp. I, a Cayman Islands exempted company (the “Company”). Reference is made to that certain Securities Purchase Agreement, dated as of April 19, 2024 (the “Agreement”), by and between Purchaser and Seller pursuant to which Purchaser will acquire certain of the Class B ordinary shares and private placement warrants of the Company, and pursuant to which Purchaser will become the sponsor of the Company.

Whereas, pursuant to the Agreement, Seller has agreed to assign to Purchaser and Purchaser has agreed to assume the Administrative Services Agreement, dated October 20, 2021, between the Company and Seller (the “Administrative Service Agreement”).

Now, Therefore, pursuant to the Agreement, and in consideration of the Purchase Consideration and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

Effective as of the date hereof, Seller hereby irrevocably assigns the Administrative Service Agreement to Purchaser and Purchaser hereby assumes from Seller the Administrative Service Agreement.

The Company hereby consents to this Assignment.

This Assignment will be governed by and construed in accordance with the Laws of the State of New York without regard to its principles of conflicts of laws. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. In the event of any conflict between the terms of this Assignment and the Agreement, the terms of the Agreement shall control. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Assignment, to the extent signed and delivered electronically, shall be treated in all manner and respects as an original and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

(Signature page to follow)

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed in their names as of the date first above written.

GLOBAL TECHNOLOGY ACQUISITION I SPONSOR LP

By:	/s/ Arnau Porto Dolc
Name:	Arnau Porto Dolc
Title:	Director

[Signature Page to Assignment and Assumption Agreement]

HCG OPPORTUNITY II, LLC

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	Authorized Person

[Signature Page to Assignment and Assumption Agreement]

Agreed to and Accepted By:

Global Technology Acquisition Corp. I

By:	/s/ Arnau Porto Dolc
Name:	Arnau Porto Dolc
Title:	Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement]